Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Form 4 is filed on behalf of each of the undersigned, and any amendments thereto executed by the undersigned shall be filed on behalf of each of the undersigned without the necessity of filing any additional joint filing agreement. The undersigned acknowledge that each is responsible for the timely filing of such statement on Form 4 and any amendments thereto, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness or accuracy of the information concerning the others of the undersigned, except to the extent that he or it knows or has reason to believe that such information is inaccurate or incomplete. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: March 11, 2026

FRAMEWORK VENTURES IV L.P.

By:	/s/ John DiCerbo
John DiCerbo, attorney-in-fact for Michael Ernest Anderson, Authorized Signatory

FRAMEWORK VENTURES MANAGEMENT LLC

By:	/s/ John DiCerbo
John DiCerbo, attorney-in-fact for Michael Ernest Anderson, Authorized Signatory

FRAMEWORK VENTURES IV GP LLC

By:	/s/ John DiCerbo
John DiCerbo, attorney-in-fact for Michael Ernest Anderson, Authorized Signatory

MICHAEL ERNEST ANDERSON

/s/ John DiCerbo
John DiCerbo, attorney-in-fact for Michael Ernest Anderson

VANCE SPENCER

/s/ John DiCerbo
John DiCerbo, attorney-in-fact for Vance Spencer

FRAMEWORK LABS, INC.

By:	/s/ John DiCerbo
John DiCerbo, attorney-in-fact for Michael Ernest Anderson, Authorized Signatory